Exhibit 99.2

FIRST AMENDMENT TO

DISTRIBUTION REINVESTMENT PLAN OF

American finance trust, inc.

WHEREAS, American Finance Trust, Inc. (the “Company”) maintains the Distribution Reinvestment Plan of the Company (the “Plan”);

WHEREAS, pursuant to Section 10 of the Plan, the Company may at any time amend the Plan; and

WHEREAS, the Company desires to amend the Plan as set forth herein;

NOW, THEREFORE, pursuant to Section 10 of the Plan, effective as of 10 days after the Company’s mailing of a notice of amendment to Plan participants, Sections 10(a) and 10(b) of the Plan are hereby amended in their entirety to read as follows:

“(a) Except for Section 8(a) of this Plan, which shall not be amended prior to a listing of the Shares on a national securities exchange, the terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by (i) making a public announcement describing the amendment and (ii) mailing to each Participant a notification describing the amendment.

(b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate or suspend the Plan itself with immediate effect at any time by (i) making a public announcement describing the termination or suspension and (ii) mailing to each Participant a notification describing the termination or suspension.”

IN WITNESS WHEREOF, the undersigned has caused this amendment to be executed this 30th day of June, 2016.

AMERICAN FINANCE TRUST, INC.

By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: Chief Executive Officer and President